EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report of Expro Group Holdings N.V. (the “Company”) on Form 10-Q for the three months ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Jardon, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 23, 2025	/s/ Michael Jardon
Michael Jardon
President and Chief Executive Officer